United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 14, 2001



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579






  State of Incorporation                         IRS Employer Identification No.
       Delaware                                          06-0495050






                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated June 14, 2001 regarding its plans to transform the global mailing industry by developing a networked platform for its mailing systems.


Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------    ---------------------------------------------------------

   (1)         Pitney Bowes Inc. press release dated June 14, 2001.





                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

June 15, 2001

                                /s/ B.P. Nolop
                                -----------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ A.F. Henock
                                -----------------------------------
                                A. F. Henock
                                Vice President - Finance
                                (Principal Accounting Officer)

                                                                       Exhibit 1
                                                                       ---------

             PITNEY BOWES TO TRANSFORM THE GLOBAL MAILING INDUSTRY
                           WITH NETWORKED TECHNOLOGY

FOR IMMEDIATE RELEASE

Stamford, Conn., June 14, 2001 -- Pitney Bowes Inc. (NYSE:PBI) today unveiled its plans to transform the global mailing industry by developing a networked platform for its mailing systems. The information capture and exchange made possible by advanced technology, turns the postage meter into an "intelligent" terminal that networks the mailer to postal and carrier information and systems. This two-way information architecture, in turn, enables convenient access to and delivery of value-added services such as tracking, delivery confirmation and rate information to name a few.
         The company's plan to transition to this next generation of mailing technology will result in a pre-tax charge of between $200 - $250 million in the second quarter. This non-cash charge is primarily related to the assets associated with our non-networked mailing technology including lease residuals, rental assets and inventories.
         The move to expand this innovative architecture globally will enhance the value we provide to our customers and Posts according to Michael J. Critelli, chairman and chief executive officer, Pitney Bowes Inc. "We recognize that Posts around the world are looking for ways to deliver value to our mutual customers and grow revenues in product areas in which they have significant potential competitive advantage. With better real-time information about mailing usage and patterns, Posts around the world will be able to offer new services, increase operational efficiency, and grow revenue. Our intelligent systems such as the DM200 and DM300 make it possible to cost-efficiently deliver value-added services which save mailers time and money. Thus, our deployment of networked technology is good news for global mailers and Posts alike.

         "There are several factors which indicate that now is the time to take these actions. We expect that expanded access to technology as part of the recent settlement agreement with Hewlett-Packard will enhance our ability to move to networked products. We also expect the U.S. and Postal Services around the world to continue to encourage the migration of mailing systems to networked digital technology. This networked platform will also facilitate access to many of the existing and future products and services unique to Pitney Bowes. When combined, these factors reinforce our commitment to expand our networked product line, and extend this valuable platform and related services worldwide."
         Pitney Bowes consistently leads the global mailing industry in innovation, and is currently slated to spend over $120 million in research and development this year.
         Pitney Bowes Inc. is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes in more than 130 countries through dealer and direct operations. For additional information about Pitney Bowes, please visit our web site at www.pitneybowes.com.

                                      # # #


The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "expects," "anticipates," "intends," and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment; timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in our 2000 Form 10-K Annual Report filed with the Securities and Exchange Commission. The forward-looking statements contained in today's presentations are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.